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Pricing Supplement Dated September 25, 1998          Rule 424(b) (2)
(To Prospectus dated July 31, 1997, and              File No. 333-31493
Prospectus Supplement dated November 14,1997)


                       MONONGAHELA POWER COMPANY
                    Medium-Term Notes - Fixed Rate

Principal Amount:  $15,000,000           Interest Rate:  5.56%
Agents Discount or Commission:  .50%     Stated Maturity Date: 09/30/2003
Nets Proceeds to Issuer:  $14,925,000    Original Issue Date:  09/30/1998


Interest Payment Date(s):  March 1 and September 1

Redemption:

: X  The Notes cannot be redeemed prior to the Stated Maturity Date.
:    The Notes may be redeemed prior to the Stated Maturity Date.
     Initial Redemption Date:
     Initial Redemption Percentage: ______%
     Annual  Redemption Percentage Reduction: ____%  until  Redemption
       Percentage is 100% of the Principal Amount.

Optional Repayment:
: X  The Notes cannot be repaid prior to the Stated Maturity Date
:    The Notes can be repaid prior to the Stated Maturity Date at the option of the holder of the Notes.
     Optional Repayment Date(s):
     Repayment Price: ______ %

Currency:
     Specified  Currency: ____________US____________   (If other  than
       U.S. dollars, see attached)
     Minimum  Denominations: ________________    (Applicable  only  if
       Specified Currency is other than U.S. dollars)

Original Issue Discount: : Yes     : No   X
   Total Amount of OID:                      Yield to Maturity:
   Initial Accrual Period:                   Issue Price:     ____%

Form:  X:  Book-Entry    : Certificated

Agent:    Goldman Sachs

Agent acting in the capacity as indicated below:
     X:  Agent      :  Principal

If as principal:
     :     The  Notes are being offered at varying prices  related  to prevailing market prices at the time of resale.
     :    The  Notes  are  being offered at a  fixed  initial  public
             offering price of      % of Principal Amount.

If as Agent:
     The Notes are being offered at a fixed initial public offering price of 100% of Principal Amount.

Other Provisions:
     Unsecured